UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2012

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Exide Technologies (the "Company") hosted a public earnings call on February 10, 2012 to discuss its fiscal 2012 third quarter results. During the question and answer session of that call, a question was asked about comparative unit volumes for the period ended December 31, 2011 versus the comparative prior fiscal year period. In answering the question, the Company stated its belief that the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2011, filed on February 9, 2012 (the "10-Q"), contained a mistake. That answer was not correct and the Company affirms the following statement in the 10-Q:

"Industrial Energy Americas net sales, excluding the foreign currency translation impact, decreased 2.8% primarily due to 19.7% lower unit sales in the Motive Power market while unit sales in the Network Power market were flat."

Better customer mix and higher tubular unit sales in Motive Power mitigated, to a degree, the unit level decline, which was partially attributable to the timing of the buying patterns of a major customer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

February 10, 2012	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer